SCI 4-6 Rond Point des Champs Elysees/INTER PARFUMS SA

Locales 4th Floor, Right

RECEIPT STAMPED AND RECORDED

EUROPE (Illegible) ON

REGISTRATION SERVICE

RECEIVED (Illegible)

RENEWAL OF COMMERCIAL LEASE

Subject to the Articles L 145.1 through L 145.60 of the New Commercial law and to the decree of September 30, 1953

BY AND BETWEEN THE UNDERSIGNED

- Real Estate Company at 4/6 Rond-Point des Champs Elysees,

Represented by: DAUCHEZ, Property Managers, Inc. with registered headquarters at 132 boulevard Haussmann 75008 PARIS.

Bearer of Professional ID Card No. G 989, bonded by the Insurance Company, SOCAMAB INSURANCE, 18 rue Beaurepaire PARIS 10th, the aforementioned company is represented by Madame Mabe LE CHATELIER.

hereinafter "the Lessor",

party of the first part,

AND

- The INTER PARFUMS Company, a Corporation with capital of 12,816,594.00, registered with the Commerce and Companies Registry of Paris under the number B-350-219-382, with headquarters at 4/6 Rond point des Champs Elysees, 75008 PARIS and represented by Monsieur Philippe SANTI, duly authorized for the purposes herein in his capacity as Administrative and Financial Director,

hereinafter "the Lessee",

party of the second part,

WHICH HAVE AGREED TO THE FOLLOWING AS SET OUT BEFOREHAND:

In accordance with S.S.P. act dated the 30th of September, 1993, as recorded in Paris 8th ROULE ARTOIS, on the 5th of October, 1993, Memorandum 1081, Folio 1/12, the owner, the REAL ESTATE COMPANY LOCATED AT 4/6 ROND POINT DES CHAMPS ELYSEES has consented to grant a lease to the INTER PARFUMS COMPANY, INC. for a period of THREE, SIX, or NINE years beginning on the 1st of October, 1993, with a yearly principal rental amount of 121,959.23 EUROS (EXCLUDING TAX) (800,000.00 Francs, excluding tax).

In accordance with S.S.P. pre-existing act of the 3rd of December, 1993, recorded in Paris 8th Roule Artois, on the 28th of December, 1993, Memorandum 1230, Folio 7/1, the REAL ESTATE COMPANY LOCATED AT 4/6 ROND POINT DES CHAMPS ELYSEES has given to INTER PARFUMS Company, Inc. authorization to domicile any existing or future parent company in the building at 4/6 Rond Point des Champs Elys s 75008 Paris.

In accordance with S.S.P. in advance of the date of the 7th of August, 1996, as recorded in Paris 8th ROULE ARTOIS, on the 5th of September, 1996, Memorandum 432/2, Folio 83, REAL ESTATE COMPANY LOCATED AT 4/6 ROND POINT DES CHAMPS ELYSEES has consented in advance to renew the lease with the INTER PARFUMS Company, Inc. for a period of THREE, SIX, or NINE years beginning on the 1st of July, 1996, with a yearly principal rental amount of 108,528.45 EUROS (EXCLUDING TAX) (711,900.00 Francs, excluding tax).

In accordance with the document sent by messenger on September 1, 2004, the REAL ESTATE COMPANY LOCATED AT 4/6 ROND POINT DES CHAMPS ELYSEES has delivered to the INTER PARFUMS Company, Inc. notice of an offer of renewal to begin on July 1, 2005, for a yearly principal rental amount proposed at 169,825.00 Euros.

WHICH DECLARE AND AGREE TO THE FOLLOWING

The Lessor, gives to rent to the Lessee, who accepts, the locations indicated hereafter belonging to a building located at 4-6 Rond Point des Champs Elys s - PARIS 8th .

DESIGNATION

Within a building located at 4-6 Rond Point des Champs Elys s -75008 PARIS.

The locales located on the fourth floor right, with a surface area of 346.50 m2, corresponding to lot No. 10, found at the intersection of Rond-Point des Champs-Elys s and Franklin Roosevelt Avenue and includes:

Entry, reception, fourteen offices, two meeting rooms, one storeroom, a kitchen, a group of restrooms, storage, passageways, as outlined in the floor plan annexed to this contract.

Therefore as far as the extra space which these places offer, it shall be understood, the aforementioned property is leased as seen/"as is", with no exceptions nor reserve and without it being necessary to make of it here a fuller designation, the Lessee does hereby state that all this is well known to him due to having occupied the premises already.

It is hereby specified that any error in designation above shall justify neither reduction nor increase in the rent, the parties shall accept the Property as is and in its present condition.

DURATION OF LEASE

This lease, which shall commence on July 1, 2005, is authorized for the duration of three, six or nine years, and shall expire on 30th of June, 2008, 30th June, 2011, or 30th June, 2014, which date shall be the sole choice and responsibility to be undertaken by the Lessee and if the Lessee wishes to change the expiration from the first or the second three year period, he must give six months advance notice.

Any notice shall imply an extrajudicial act.

PRICE

The present location is granted and accepted through an principal annual rental amount of ONE HUNDRED SIXTY-EIGHT THOUSAND, FIFTY-TWO EUROS AND FIFTY CENTS (168,052.50 Euros), as well as the applicable VAT, that the Lessee commits to pay to the Lessor or his agent, at the domicile of the latter, quarterly, in other words, four ordinary times a year, the first day of each quarter, every three months, until the expiration of tenancy, in advance.

The aforementioned rent will be automatically indexed on the first of July of every year in accordance with the fluctuation in index of costs to construct a building as is published by the National Institute of the Statistics and the Economic Surveys (l'Institut National des Statistiques et des udes onomiques - INSEE) for the 4th quarter of each year.

The first index shall intervene for the first time on July 1, 2006 on the basis of the fluctuation between the index of the 4th quarter of 2004 which is 1269, and that which will be published for the 4th quarter of 2005, and in the future on the basis of index of the 4th quarter of each year.

In addition to the rental amount set above, the Lessee shall pay to the Lessor, at the same time as each rent is paid, the amount due for the various services and supplies to which the owners may recover from their tenants, specifically his share of:

  municipal costs (sweeping, household garbage collection), maintenance costs, security salaries, ushers, door men, building employees and additional charges;
  cold water charges;
  administrative expenditures;
  expenditures related to the elevator which serves the different floors;
  expenditures for air conditioning;
  annual taxes on offices and trade in Ile de France as concerns rented locales, in the event that it is due, on the first of January each year. It is expressly agreed that this tax on offices shall be due from the Lessee beginning in the year, 2004.
  Property and household garbage collection tax. It is expressly agreed that this tax shall be due from the Lessee beginning in the year, 2004 (prorata temporis).
  the tax on the removal of the industrial and commercial waste, in the event it is due.

The payment of these charges shall be paid on a quarterly basis in the amount of TWO THOUSAND THREE HUNDRED EIGHTY-FOUR EUROS (2,384.00 Euros), the final amount being established at the end of the fiscal year.

However, the annual tax on offices and trade on Ile de France, property tax, tax on household garbage collection and possibly the tax for the removal of the industrial and commercial waste, are not included in the provisions covering ordinary charges and are required once a year.

The method of cost-sharing may be modified contractually, judicially, or legally.

Any delay in payment of the amounts due, as well the rent payment itself and the additional charges will cause a late fee reminder to be issued. The Lessee shall be wholly responsible for payment of these charges, to wit: for the first reminder: 10 Euros, for the second reminder: 20 Euros, in accordance with the tariffs currently in force on the day of the signature of these presents.

The amount of 2.00 Euros shall be charged each month as a payment notice fee, in accordance with the tariffs currently in force on the day of the signature of these presents.

SECURITY DEPOSIT

Upon signing the present contract, the Lessee shall provide as a security deposit, the amount of NINE THOUSAND FOUR HUNDRED NINETY-FIVE THOUSAND EUROS AND FORTY-FIVE CENTS (9,495.45 Euros) which with the sum which has already been paid of THIRTY-TWO THOUSAND, FIVE HUNDRED FIFTEEN AND SIXTY-SEVEN EUROS AND SIXTY-SEVEN CENTS (32,515.67 Euros), shall constitute a security deposit total of FORTY-TWO THOUSAND THIRTEEN EUROS AND TWELVE CENTS (42,013.12 Euros), which is equivalent to three months rent, excluding tax.

With each indexing or revision of rent, this deposit will be readjusted so that it always is equivalent to three months of rent, excluding tax.

The aforementioned amount shall be reimbursed to the Lessee after removal and handing-over of the keys, after deductions are made for rent and tenant's repairs or all other amounts that may be due for payment by the Lessee to the Lessor, or any other amounts for which the Lessee may be responsible. Interest of benefit to the Lessee, shall not be earned upon this amount in any case whatsoever.

RESOLUTORY CLAUSE

It is expressly agreed that:

1) If any payment is in default within a single rent term, charges, taxes and services, in its agreed upon payment amount, such as in a case of infringement or non-fulfillment of one of the General or Special Conditions outlined in the lease agreement, one month after notice is served and if the appropriate response does not take place, despite all later offers to pay or execute, the present lease shall be automatically cancelled, in whatever way appears satisfactory to the Lessor, with no need for any legal formality other than a simple ordinance of summary procedure issued by the President of the Supreme Court pronouncing expulsion, the aforementioned ordinance shall fulfill the purpose of assuring its enforcement, not to issue the cancellation which takes place automatically if the Lessor deems it necessary.

2) In the event that a cancellation takes place as outlined in the first paragraph of this Resolutory Clause, the amount paid to the Lessor as a deposit shall be appropriated by him to serve as compensation, without prejudice to all expenses and damages incurred.

3) In the event of non-payment of any amount due at its term or of failure to comply with any of the General or Special Conditions provided for in the lease and with the first service by a bailiff, in addition, the Lessee will automatically be required to pay all other charges of recovery including the entire amount owed to the bailiff, a penalty equal to 10% (ten percent) of the amount of the sum owed to cover all damages to the Lessor caused by the delay in payment and the expenses, due diligence and fees incurred in the recovery efforts for this amount. This penalty is added to the legally incurred interest due once the order is issued.

GENERAL CONDITIONS

This lease is authorized and accepted under the ordinary burden of law, according to the use of the locales, and moreover, in the following conditions the Lessee commits to carry out or support under penalty of cancellation, with no right to claim any compensation nor reduction in rent, neither any recourse against the Lessor nor against his insurer.

1 Taking possession: The Lessee shall take possession of the locales rented in the state they are currently in, and shall not require that the Lessor make any changes to its state nor any repairs whatsoever, the structural work of the walls and floors shall be the only obligation borne by the Lessor.

2 Closure - Coverage: Since no request may be made for other doors or locks than those currently existing, the Lessee shall relinquish all recourse against the Lessor and against his insurer, in the event of robbery or burglary in the leased locales.

Effect the final removal of blinds or shutters, at the option of the Lessor, without compensation.

Objects, machines, etc., that are susceptible to water damage, must not be placed under the frames, window panes, windows or ceilings made of glazed reinforced concrete, if in existence, the Lessor denies any responsibility in the event that damage occurs resulting from a force of nature in this way, since sealing is not guaranteed to be waterproof.

3 Inventory and maintenance: Maintain the locales rented, during the entire lease period, in good condition through repairs made by the tenant, and to perform, consequently, and to carry out at his own expenses, all electrical repairs, repairs of locks, iron work, furnaces, pluming, central heating, carpentry, painting, windows and shutters, etc., in other words, all work necessary to keep the locales functional, as well as making all replacements, be they total or partial.

Only the structural work of walls and floors (in the sense set forth by article 606 of the Civil Code) shall be the responsibility of the Lessor.

Return the locales rented at the end of the lease, in the same state, (as shown by the inventory drawn up at the time possession was taken of the locales) as at the beginning of the lease.

At the expiration of the lease, another inventory shall be drawn up indicating the tenant's repairs, which may be owed by the Lessee. The aforementioned Lessee shall pay the amount.

4 Work Done by the Lessee - Embellishments - Improvements: Without the express and written consent of the Lessor, the Lessee shall not make any changes to the layout of the rented locales, in particular concerning the apportionment of the different areas of the rented locales.

The Lessee shall not make any change, installation, demolition, holes in walls, partitions, floors, nor sealing without the express and written consent of the Lessor.

No work shall be performed, unless authorized by the Lessor, after which approval and under the direction of the Lessor's architect; the Lessee shall pay the fees.

To leave to the end of the lease, if the Lessor is in agreement, without compensation, all changes and work thus accomplished.

All decorations, embellishments, cabinets mounted on walls, gas, water, electrical connections, that the Lessee might install and, in general, all fixed installations and embellishments, shall also be left in place, unless the Lessor prefers that the locales not be remodeled, (which shall be made at the expense of the Lessee and without compensation), but in their original state.

The floors should not be overloaded in the rented locales, without completing reinforcement by means of measures recommended by the Lessor's architect, under whose orders this work must be carried out, at the expense of the Lessee.

The cost of a possible modification to the rented locales must be covered as required by the administration, even if this requirement were unforeseeable and essential, as a consequence of an event of force majeure.

5 Work in the Building - Visiting the Locales - Pipelines: Suffer, without compensation, or reduction in rent, any work which the Lessor may consider necessary to perform in the rented locales, or in the building where they are located, the duration of which would exceed forty days

The Lessor reserves the right, without prejudice to the requirement in Article 1723 of the Civil Code, to make any modifications which he deems appropriate, to the exterior appearance as well as to the inside of the building where the locales are to be found, excluding the other locales that are at present rented.

Permit access to the rented locales, if need be, in order to perform cleaning of the doorways, court yards, inspections of the elevator counterweights or other work necessary to maintain good functionality in the building itself and in the operation of all machinery.

Tolerate, without receiving any compensation, or reduction in rent, all work which the Lessor considers necessary or that is forced to perform, such as any nearby construction or demolition, all blocked access, court yards or days of inconvenience.

Allow that all necessary pipelines cross through their cellars.

File without delay, together with the cost, all formwork, decoration, installations or removal of same, to be performed that may prove useful for research and repair in the event of leakages of any kind, or of cracks in smoke or ventilation channels, especially after a fire or smoke damage from a fire, and in general for the performance of the task.

If work proves to be necessary on all the piping, the Lessor reserves the right to replace buried pipes with visible pipes.

In the event of work, construction, sale of the building in part or in full, the Lessor may modify the layout of the cellars and proceed to exchange buildings.

Permit the Lessor, his architect and their representatives to enter the rented places whenever they consider it useful; the latter shall make sure to notify the Lessee 24 hours in advance (except in the case of emergencies).

6 Expropriation: No compensation nor reduction in rent may be required by the Lessee of the Lessor if, throughout the duration of this lease, the building in which the currently rented locales are found, come to be demolished in part or in full as a result of cutbacks, recession, or expropriation for use by the public sector, with the exception of course, of the tenant's recourse against the parties to the expropriation.

7 Furnishings: Make sure the locales rented are continually decorated with furniture, goods, and furnishings in sufficient quantity and worth to answer for the payment of the rent and for payment of fees and other conditions of the lease.

The Lessee shall make sure that the rented locales maintain constant commercial activity, and shall not cease, under any pretext (except for being closed for normal activities such as paid leave), even temporarily, to use the locales for the purpose indicated below.

Any relocation before the scheduled time is prohibited the Lessee, who, in all the cases, shall only be permitted to vacate the locales rented after all obligations set forth in the present Contract have been fulfilled.

8 Insurances: Loss of the leased property, recourse and insurance

8 - 1 - Goods that are Property of the Lessee

The Lessee shall insure and maintain insured for entire duration of the lease against fire hazards, explosion, water damage, destruction, all furniture, furnishings, materials and in a general way, all of its property inside the locales, including improvements, relinquishing any recourse against the Lessor for the possibility that the furniture, furnishings, materials, improvements or other items might become damaged partially or completely.

The Lessee commits to require that his insurer make the same waiver of recourse against the Lessor.

8 - 2 - Vis-a-Vis Third Parties

The Lessee shall also ensure that third parties have no recourse, also relinquishing any recourse against the Lessor in the event that goods belonging to a third party are partially or completely damaged or if they must temporarily or completely interrupt activity.

The Lessee commits to require that his insurer make this same waiver of recourse against the Lessor.

8 - 3 - Goods that are Property of the Lessor

The Lessor shall insure the building and all the elements of equipment or other fixtures and fittings against the hazards of fire, explosion, water damage, partial or total destruction due to any cause that may be, for the amount necessary to rebuild anew.

The Lessor, in the event of a disaster, shall waive all recourse against the Lessee, and commits to require that his insurer make the same waiver of recourse against the Lessee.

The Lessee shall reimburse the Lessor for any additional premium required, due to activities performed, and commits moreover to notify the Lessor of all fixtures and fittings he has installed, apart from pledging responsibility with respect to the Lessor and in the event of a disaster, to make reparations for the damage undergone by the Lessor in the event the guarantee is insufficient.

Since the premiums would be established as a guarantee for the totality of the building, with the exception of the additional premium required due to the activities performed, the total cost of which shall be the responsibility of the lessee, the quota due from the Lessee shall be as stated in Article 4.1.9, to wit:

8 - 4 - Reciprocal Waivers

The parties commit to keep in mind the aforementioned waivers, to notify each other, within two months beginning with the effective date of these presents, of their insurance policies, established according to their respective obligations, and which must have:

on the part of the Lessee, stipulations that he and his insurers shall waive, in the event of a disaster covered by the guarantees set forth in Articles 8-1 and 8-2, all recourse against the Lessor and his insurers, on the part of the Lessor, stipulations that he and his insurers shall waive, by the guarantees set forth in Articles 8-3, all recourse against the Lessee and his insurers.

These waivers of recourse shall be reciprocal, in such a way that subject to the waiver of recourse on behalf of the Lessee and his insurers, the Lessor and his insurers waive, in the event of a disaster, any recourse that they may have against the Lessee and his insurers and who, subject to the waiver of recourse on behalf of the Lessor and his insurers, the Lessee and his insurers waive, in the case of disaster, any recourse that they might have against the Lessor and his insurers.

9 Contributions - Health: Fulfill all the requirements of the city and police force to which tenants are usually held.

Conform to all the regulations of the proper authority regarding hygiene and public health.

Pay all contributions and taxes precisely that may correspond to him personally. Demonstrate, before relocation, to the Lessor or his agent that payment of taxes has been made, by providing the Tax Collector receipt.

Pay, throughout the duration of the lease, his share of all levies and taxes, be they State, Department or City, in whatever form they are created, whether perceived or not by the owner.

10 Internal By-Laws: The Lessor shall not be held responsible for any interruptions which could occur in water, gas, or electrical services or of any other public utility, or of any restrictions which could, possibly, be imposed by the authorities on the various services with which the building is provided.

Regularly maintain the interior water supply and drainage pipelines, as well as all electrical and gas pipelines, the Lessor must never have to be worried on this subject and the Lessee shall use these pipelines only at his own risk and peril.

The Lessee must, by taking possession of the locales, arrange to have work performed that may possibly be necessary for the proper electrical installation specifically for the rented locales, in conformity with the regulations in force.

Have the chimneys and flues cleaned in the rented locales, by a qualified chimney-sweep, whenever the need arises.

The Lessor does not guarantee their state and the Lessee shall use them only with his own risk and peril. He shall never be called upon to repair them. No stove or radiator may be connected there.

Nothing must be thrown away, nor allowed to be thrown away, in the building's entry vestibule, in the corridors, on the staircases, and in a more general way, all common areas of the building that are formally excluded from this lease.

Flowers and other objects must not be placed in the windows neither on the street nor in the courtyard.

Conditions imposed by any organization formed between the owners or occupants of the building must be abided by, with the possible participation of the owners or occupants of the buildings close by.

Rigorously observe the rules of usage as established in Paris regarding vicinity. Avoid all noises, odors or other causes of embarrassment for the other occupants of the building or the close buildings.

Take care that ventilation equipment such as range hoods, extractors, conduits, etc. meets the standards necessary for the activity authorized by this lease, and that this equipment is maintained in perfect operating condition; so that the Lessor does in no case have to be worried by embarrassments caused in the neighborhood, in the form of fumes, odors, machinery vibration, or other noises.

Take care that personnel does not park in the areas common to the building, prohibit all manner of shouting or noises, in particular at the moment when they enter and leave the building, so that the peace of the building is not disturbed by their presence.

No messy or noisy animals shall be allowed.

Act as a substitute to the Lessor on all complaints which may be raised by a neighbor, the Lessor must never have to be worried on this subject.

No public sale shall take place in the locales rented at any time, even after failure of the business or bankruptcy.

Once the Lessee has received or given notice to vacate, during the last six months of the lease, the Lessor shall have the right to make and put up a sign, without bothering the Lessee, at the site of his choice, indicating that the locales are to be rented. The Lessee shall be open for business on all business days from 10 AM to noon and from 2:00 PM to 5:00 PM, as a consideration in advance. It will be also thus in the event of a sale of the rented locales.

11 Heating: There is a private heating system installed in the rented locales.

The Lessee must provide maintenance directly, without the Lessor having to ever intervene in any manner whatsoever, for the entire responsibility of the heating system, as well as for its total or partial replacement, so as to leave, after vacating the premises, the aforementioned system in good operating condition.

11. (a): Air-conditioning:

If a private air-conditioning system is installed in the buildings, the Lessee must provide maintenance directly, without the Lessor having to ever intervene in any manner whatsoever, for the entire responsibility of the air-conditioning system within the locales, as well as for its total or partial replacement, so as to leave, after vacating the premises, the aforementioned system in good operating condition.

12 Elevators: The elevator shall only be used at the Lessee's own risk and peril, and shall be maintained by the company in charge of maintenance in such a manner as to be in compliance with the regulations enacted for this purpose.

The weight limits of this device must be strictly adhered to.

Accept the possibility that other occupants of the building may use the device.

Its use is reserved for the tenants: the transport of all materials or objects by the elevator is prohibited and it must not be used by delivery men or couriers.

The Lessor shall bear no responsibility for accidents which may occur because of the elevator, no matter what the causes are.

13 Use and Purpose of Locales: The rented locales shall only be used for the purpose of IMPORTING and EXPORTING PERFUMES, COSMETICS, FASHION ARTICLES, AND ACCESSORIES.

Being understood that the business activity of the company, INTER PARFUMS, INC., shall never be limited to the exclusive trade of "FASHION ARTICLES AND ACCESSORIES" outlined above under accessories.

The locales that are subject to these presents are leased exclusively to serve as offices.

The rented locales may not be used for any other purpose, with the understanding that the Lessor reserves the right to rent all other locales in the building for any mercantile or professional purposes that are similar to those of the Lessee.

14 Credit-Lease: In the event that the Lessee has recourse to a credit-lease on his business or one of the components thereof, the Lessee shall be obligated to warn the Lessor by registered letter with return receipt, by the month preceding the signing of this credit-lease contract.

The Lessee shall also be obligated to report the date of expiration of the credit-lease contract.

In the event the business is transferred, the Credit-Lessee shall be likewise obligated to the Credit-Lessor so that the Lessor will never have to worry about the establishment with the Credit-Lessor of the credit-lease contract.

At the time of the business transfer, the Credit-Lessor must inform the owner that all the legal formalities and obligations set forth in the Credit-Lease contract have been fulfilled by the Credit-Lessee assignee.

In the event that a renewal of this lease is requested by the Credit-Lessor wishing to install a new operator, the latter will be required to carry on an activity identical to that of the former Credit-Lessor. In this case, the Credit-Lessor must send to the Lessor, at the same time as the request for renewal, all information concerning the new operator (K-(a), statutes, banking references) and of his activity, which shall be subject to his express and written approval.

15 Transfer - Contribution - Sub-Lease: It shall not be permitted to yield the right to the present lease unless it is to the purchaser of the business, provided that such assignment is made in its entirety, and with the obligation to remain as a guarantor and jointly and severally responsible towards the Lessor for all subsequent assignees, both in respect of payments of rent and in regard to fulfilling the general conditions of the present lease.

The legal instrument containing the transfer must made in authenticated form; the Lessor must and will be summoned and an overview of the aforesaid act must be delivered him at no charge within the month of the signing; at said act of the instrument of transfer, the assignees shall of course be responsible to pay the rent to the Lessor together with the fulfillment of all responsibilities and conditions of the present lease.

No contribution or transfer may be made if the Lessee has any unpaid rent or charges due. These stipulations will be applicable to all successive transfers.

The business may not be given to a management agent, nor shall any person be substituted, nor shall the rented locales be lent to any third parties, even temporarily.

No sub-leasing or domiciling, in part or in totality, shall be allowed, without obtaining prior written agreement from the Lessor.

15. (a) However, the Lessee is authorized at the present time to domicile within the rented locales of the companies of the INTER PERFUMES Group, with the proviso of observing the following five infrangible conditions:

1) That the activity carried on by these companies be the same as that set forth in the 13th General Condition above and that the Lessee sends to the Lessor a copy of the statutes and of the K-(a) of these companies;

2) That they be companies of the INTER PERFUMES Group, of which at least 30% of the capital stock is in holdings;

SCI 4-6 Rond Point des Champs Elysees/INTER PARFUMS SA 13

3) That the President, the Director General, or the manager of these companies be one of the administrators of the INTER PERFUMES company, bearer of the present lease;

4) That the INTER PERFUMES company, upon vacating the premises that are the subject of this lease, make sure that they are made free of any occupation; the locals form an indivisible whole through the common intention of its parts.

Under no circumstances, may these domiciliations transfer the commitment of rights that exists between these companies and the Lessor, who shall have no direct obligation in regards to them.

5) The company, INTER PARFUMS shall remain as the sole responsible party in respect with the Lessor, for any damages to same. It shall guarantee strict fulfillment of the conditions above and commits to pledge same in writing for any domiciled company, which it will have the obligation to make known to the Lessor.

16 Signs - Commercial Name Plaques: No plate, sign, shade/awning or any attractive installation to the exterior or interior appearance of the building may not be used without first being subject to the approval of the Lessor who will necessarily request the authorizations as set forth in Building Regulations or any other Regulation, schedule of conditions, or statutes to which it will be subject, however with the stipulation that the Lessee shall personally arrange for all administrative authorizations required and shall be responsible for payment of the taxes which may be required.

The aforementioned fa de shall not be changed or ordered to be changed, without having submitted the plans to the Lessor beforehand, and without the Lessor's authorization for the projected changes, which shall be carried out under the supervision of the Lessor's architect, whose session fees shall be the responsibility of the Lessee.

17 Collateral Security: The Lessee hereby commits, if he consents to using his business as collateral security, to inform the Lessor, and make known to him all names and addresses of the secured creditors within fifteen days of establishing the aforesaid collateral.

18 Binding Clause: All the responsibilities, clauses and conditions of this lease are obligatory. Any deviation of the Lessee without express and written authorization from the Lessor will have effect only through tolerance, and could never be regarded as having made novation, nor to be adherent to the present clauses and conditions, to which the Lessor shall always have the right to require strict fulfillment.

19 VAT - Registration - Expenses: Payment of the lease fee, the stamp charges, registration fees, charges related to the present lease, revisions to the rent amount and possible renewals of this lease, plus the applicable VAT.

The Lessor has opted for the regime subject to the value-added tax, within the framework set forth by decree No. 67-1126 of December 22, 1967, supplementing the law of January 6, 1966. The Lessee shall be required to pay to the Lessor the VAT at the rate in force on the principal amount of the rent.

20 Selection of Domicile: For the execution of these presents, the Lessee selects his domicile as the locales rented and the Lessor the domicile of the Property Manager. These domiciles are attributive of jurisdiction and all announcements and notifications shall validly be made there.

Created in three original copies, including one for registration

Executed in Paris on (Illegible Handwriting)

Read and approved (Handwritten)
(Illegible Signature)	(Illegible Signature)
THE LESSEE (1)	THE LESSOR (1)

Attachments: Blue-prints of the locales

Fee Schedule for the DAUCHEZ ADB Company as of the day of these presents.

(1) Please attach signature next to the handwritten reference, "read and approved" and initial each page.

 non-public area likely to contain Rond-Point des Champs E

weight-bearing structures or pipes.

DAUCHEZ

PROPERTY ADMINISTRATORS

FEE SCHEDULE

LEASING (fees shared in equal parts between the owner and the tenant)
Topic	Assessment	Rate Excluding Tax	Rate Including Tax
Property Lease	1st year's net rent charge	12.00%	14.352%
Per additional year beyond 3 years		1.00%	1.196%
Parking adjoining the property	SET FEE	100.00 euros	119,60 euros
LEASING (fees borne exclusively by the tenant)
Furnished Property Lease	1st year's net rent charge	10.00%	11.960%
Per additional year		1.00%	1.196%
Private Parking	SET FEE	100.00 euros	119.60 euros
Commercial Lease	1st year's rent, excluding tax, or	30.00%	35.88%
	1st three year period's rent, excluding tax	10.00%	11.96%

DRAFTING OF DOCUMENTS (fees shared in equal parts between the owner and the tenant, except furnished properties which are the exclusive responsibility of the tenant)
Studio, 2 rooms, 3 rooms	Lease Commission including Tax	10.45%	12.50%
4 Rooms and loft		8.36%	10.00%
Parking adjoining the property	SET FEE	30.00 euros	35.88 euros-
DRAFTING OF DOCUMENTS (fees borne exclusively by the tenant)
Commercial Property	Annual rent including tax with a minimum of 400 Euros including tax	1.00%	1.196%
Private Parking	SET FEE	30.00	35.88

INVENTORY (fees shared in equal parts between the owner and the tenant)
STUDIO	SET FEE	117.06 euros	140.00 euros
2 ROOMS		133.78 euros	160.00 euros
3 ROOMS (Double Living Room + 1 Bedroom)		146.32 euros	175.00 euros
4 or 5 ROOMS (Double Living Room + 2 or 3 Bedrooms)		229.93 euros	275.00 euros
6 or 7 ROOMS (Double Living Room + 4 or 5 Bedrooms)		305.18 euros	365.00 euros
INVENTORY (fees borne exclusively by the tenant)
Furnished properties and leases overriding the law of 06/07/1989 (Increase)	Total Amount including Tax of the Inventory Cost	+ 30.00%
Commercial Property < 100 m2	SET FEE	154.68 euros	185.00 euros
Commercial Property between 100 and 200 m2		229.93 euros	275.00 euros
Commercial Property > 200 m2		305.18 euros	365.00 euros

RECOVERY OF TENANT FEES
1st Notice	SET FEE	8.36	10.00
2nd Notice		16.72	20.00
Payment Notice Fee		1.67	2.00

LEASE RENEWAL AND AMENDMENTS (For occupying premises, fees shared in equal parts between the owner and the tenant)
Dwelling	1st year's net rent charge	3.00%	3.588%
Commercial	1st year's net rent charge, excluding tax	5.00%	5.980%
Negotiation of Commercial Lease (increase)	1st year's net rent charge, excluding tax	3.00%	3.588%

THREE YEAR REVISION FOR COMMERCIAL PROPERTIES
Up to 30,500 Euros in annual rent, excluding tax	SET FEE	260.00	310.96
Above 30,500 Euros in annual rent, excluding tax		460.00	550.16

TENANT MANAGEMENT (Fees to be borne by the Lessor/Owner)
Maximum	Amounts collected, including tax	8.360%	10%
Maximum	Annual SET FEE	610.00 euros	729.56 euros
Fixed management fees	By Tenant and Annually	20.00 euros	23.92 euros
Property Tax Statement (Minimum)	Each Statement	50.00 euros	59.80 euros
Following Extraordinary Work	Total amount due for work, including tax (following task)	2 to 5%	2.39 to 5.98%

SALE (Fees to be borne by the Owner/Seller)
Dwelling/Commercial Property	Sale price excluding tax and fees	4.18 to 8.36%	5 to 10%

VAT in effect as of January 17, 2005:19.60%Fee Schedule No. 9 dated 01/17/2005